EXHIBIT 3(i)

[STAMPED]
SECRETARY OF STATE                           CONTROL NUMBER:  9602884
BUSINESS INFORMATION AND SERVICES            EFFECTIVE DATE:  01/26/1996
SUITE 315, WEST TOWER                        COUNTY        :  FULTON
2 MARTIN LUTHER KING JR. DR.                 REFERENCE     :  0086
ATLANTA, GEORGIA  30334-1530                 PRINT DATE    :  01/26/1996
                                             FORM NUMBER   :  0311


CORPORATE CREATIONS
JOSEPH P. MATA
1215 DREXEL AVENUE/#8
MIAMI BEACH, FL  33139




                          CERTIFICATE OF INCORPORATION


I, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that


                         ABCOR COMPUTER SERVICES, INC.


has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.






State of Georgia                   /s/ LEWIS A. MASSEY
Seal                               -------------------------
1776                               LEWIS A. MASSEY
                                   SECRETARY OF STATE

                           ARTICLES OF INCORPORATION
                                       OF
                         ABCOR COMPUTER SERVICES, INC.

                                       I.
     The name of this Georgia corporation is Abcor Computer Services, Inc.

                                      II.
     The number of shares the Corporation is authorized to issue is 20,000,000 shares of common stock, par value .001 per share.

                                      III.
     The street address of the initial registered office of the ?Corporation is:

                          Two Ravinia Drive, Suite 310
                          Atlanta, Georgia 30346

The initial registered agent of the Corporation at such address is:
Corporation Service Company.

                                      IV.
     The name and address of the incorporator is:

                          Joseph P. Mata
                          Corporate Creations International, Inc.
                          401 Ocean Drive, Suite 312
                          Miami Beach, FL 33139

                                       V.
     The mailing address of the initial principal office of the Corporation is:

                          Abcor Computer Services, Inc.
                          P.O. Box 669
                          Palm Beach, FL  33480

                                     VI.
     The directors shall be protected from personal liability to the fullest extent permitted by law.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on January 24, 1996.



                                   /s/ JOSEPH P. MATA
                                   ------------------------------------
                                   Joseph P. Mata, Incorporator

                             ARTICLES OF AMENDMENT
                                       OF
                          ABCOR COMPUTER SERVICES, INC.



The Board of Directors of:

                         ABCOR COMPUTER SERVICES, INC.


a corporation organized and existing under the laws of the State of Georgia, did as of the 18th day of April, 1996, adopt an amendment to the Restated Articles of Incorporation of said corporation, as follows:

                    RESOLVED, that Article I of the Corporation's Articles of
               Incorporation be amended by deleting the existing Article I and inserting the following in lieu thereof:

                                       "I.

                    The name of the Corporation is ELITE COMPUTER SERVICES,
               INC."

     Said amendment was adopted by unanimous written consent of the Board of Directors pursuant to O.C.G.A. section 14-2-1002(6), with no shareholder vote being required.

     IN WITNESS WHEREOF, Abcor Computer Services, Inc. has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by the duly authorized officers as of the 18th day of April, 1996.


Attest:                                 ABCOR COMPUTER SERVICES, INC.

ILLEGIBLE
-----------------------------
Secretary                               By: /s/ GEORGE F. SELING
                                           -----------------------------------
                                            President

[CORPORATE SEAL]

                                   EXHIBIT A

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         ABCOR COMPUTER SERVICES, INC.


     Effective February _____, 1996, the Board of Directors of Abcor Computer Services, Inc. approved and recommended to the sole shareholder of that Corporation the adoption of the following Restated Articles of Incorporation:


                                       I.

     The name of the Corporation is" "Abcor Computer Services, Inc."

                                      II.

     The Corporation shall have perpetual duration.

                                      III.

     The Corporation is a corporation for profit and is organized pursuant to the Georgia Business Corporation Code for the purpose of engaging in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code.

                                       IV.

     The Corporation shall have authority to issue not more than twenty million (20,000,000) shares of common voting stock with a par value of $.001 per share.

                                       V.

     (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except (i) liability for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) liability for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liabilities set forth in O.C.G.A. section 14-2-831, as in effect from time to time; or (iv) liability for any transaction from which the director derived an improper personal benefit.

          If the Georgia Business Corporation Code hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding paragraph, shall be not liable to the fullest extent permitted by the Georgia Business Corporation Code, as it may be amended from time to time (the "Code").

     (b) In discharging their duties and in determining what is believed to be in the best interest of the Corporation, the directors of the Corporation may consider all factors that they consider pertinent to the full extent permitted by O.C.G.A. section 14-2-202(b)(5) or other applicable provisions of the Code.

     (c) Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                      VI.

     Each person who is or was a director or officer of the Corporation, and each person who is or was a director or officer of the Corporation who at the request of the Corporation is serving or has served as an officer, director, partner, joint venturer, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against those expenses (including attorneys' fees), judgements, fines, penalties and amounts paid in settlement which are allowed to b paid or reimbursed by the Corporation under the laws of the State of Georgia and which are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his being or having been a director or officer of this Corporation or of such other enterprises.

     Notwithstanding anything contained herein to the contrary, this Article is intended to provide indemnification to each director and officer of the Corporation to the fullest extent authorized by the Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than said statute permitted the Corporation to provide prior thereto).

                                      VII.

     These Restated Articles of Incorporation include amendments to the original Articles of Incorporation, requiring shareholder approval.

     There are ___________ shares of Common Stock of the Corporation outstanding and entitled to vote. These Restated Articles of Incorporation were adopted by affirmative vote of the holder of all outstanding shares. The vote of a majority of the outstanding shares of Common stock was required to amend the Corporation's Article of Incorporation.

     These Restated Articles of Incorporation supersede the original Articles of Incorporation.

     IN WITNESS WHEREOF, the Corporation has caused these Restated Articles of Incorporation to be executed and attested by its duly authorized officers as of the ____ day of February, 1996:


                                        ABCOR COMPUTER SERVICES, INC.


                                        By:
                                           -----------------------------------
                                             President


ATTEST:


By:
   ----------------------=
      Secretary